Exhibit 99.1

Blucora Announces Third Quarter 2016 Results
BELLEVUE, WA — (GLOBE NEWSWIRE) — October 27, 2016 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the third quarter ended September 30, 2016.
Third Quarter Highlights and Recent Developments

•
Exceeded $10.0 billion in assets under management up 9 percent in the third quarter versus prior year; third quarter net flows of $132.0 million marks best quarter of net flows since first quarter 2015

•	Achieved better than expected performance from advisor-driven revenue; transaction revenue up 18 percent sequentially

•	Closed the sale of Infospace to OpenMail for $45.2 million

•	Repaid $45.0 million of debt, bringing Blucora’s total debt reduction for the nine months ended September 30, 2016 to $133.4 million

•	Strengthened executive team with appointment of Mathieu Stevenson as Chief Marketing Officer and Pamela Turay as Chief Human Resources Officer
John Clendening, president and chief executive officer of Blucora, noted that “during the third quarter, we continued to execute the strategic initiatives we outlined last quarter, including successfully divesting the Infospace business and continuing to de-lever. We are making strong progress on our transformation strategy as we organize around our new operating model and solidify our position as a technology-enabled financial solutions company,” said Clendening. “We are taking the actions necessary to maximize the performance of our businesses, and are seeing positive results from these efforts. We are committed to investing in our people, our capability, and our technology to enable us to capture the substantial growth opportunities ahead in both the HD Vest and TaxAct businesses,” he explained.
The following presentation includes pro forma financial information and HD Vest. In addition, it excludes the Search and Content and E-Commerce segments which have been classified as discontinued operations for all periods presented. The Company believes that this presentation most accurately reflects the financial performance of the Company on a go-forward basis.
Summary Financial Performance: Q3 2016
($ in millions except per share amounts)

	Q3	Q3
	2016	2015	Change
	As reported	Pro forma
Revenue	$83.2	$82.9	—%
Wealth Management	$80.1	$80.0	—%
Tax Preparation	$3.1	$2.9	10%
Segment Income	$7.2	$8.9	(19)%
Wealth Management	$11.6	$11.5	1%
Tax Preparation	$(4.4)	$(2.5)	72%
Unallocated Corporate Operating Expenses	$4.9	$4.4	11%
GAAP:
Operating Loss	$(10.5)	$(10.3)	2%
Net Loss Attributable to Blucora, Inc.	$(54.1)	$(11.3)	381%
Diluted Net Loss Per Share Attributable to Blucora, Inc.	$(1.30)	$(0.27)	381%
Non-GAAP:
Adjusted EBITDA	$2.3	$4.5	(48)%
Net Loss	$(10.1)	$(7.0)	46%
Diluted Net Loss Per Share	$(0.24)	$(0.17)	41%
See reconciliations of as reported and pro forma non-GAAP to GAAP measures in tables below.
Company Restructuring
“As we continue to implement our new ‘One Company’ operating model,” Clendening stated, “we plan to move our corporate headquarters from Bellevue, WA to Irving, TX by June 2017. We’ve moved from our prior holding company model to an operating company model, in which the corporate team adds value by directly contributing to business unit results. The best way to foster this is by co-locating the corporate team with one of the operating units. In addition to increasing impact, this approach will also enable us to maximize cost savings. Together, these steps will facilitate value creation for our shareholders.”
Eric Emans, Chief Financial Officer and Treasurer, does not intend to move to the Irving office. Accordingly, Blucora has retained Heidrick & Struggles, a leading executive search firm, to help identify and recruit candidates. Eric remains fully committed to the company and it’s shareholders, and plans to stay on until long after a successor has been named, well into 2017, in order to ensure a smooth transition. Clendening added, “Eric has been a terrific partner and I'm delighted that he has agreed to remain actively involved in the management of the company through this transition.”
The Company expects to incur cash restructuring charges of $5.6 million to $8.7 million that primarily relate to employee severance costs and costs associated with the exit of our Bellevue facility. We also expect to record non-cash restructuring charges of $1.9 million to $2.6 million for total restructuring charges of $7.5 million to $11.3 million. Additionally, we expect to incur transition-related costs of $3.0 million to $4.0 million related to the transitioning of roles from Bellevue, WA to Irving, TX primarily related to overlap in staffing and recruiting search fees. The majority of these costs will be recorded over the next three quarters.
Fourth Quarter and Full Year 2016 Outlook
For the fourth quarter of 2016, the Company expects revenues to be between $82.2 million and $85.5 million, GAAP loss from continuing operations to be between $17.7 million and $15.6 million, or $(0.42) to $(0.37) per diluted share, Adjusted EBITDA to be between $(1.5) million and $0.8 million, and Non-GAAP loss from continuing operations to be between $12.7 million and $9.7 million, or $(0.30) to $(0.23) per diluted share.
For the full year 2016, the Company expects revenues to be between $451.3 million and $454.6 million, GAAP loss from continuing operations to be between $5.2 million and $3.1 million, or $(0.13) to $(0.07) per diluted share, Adjusted EBITDA to be between $89.9 million and $92.2 million, and Non-GAAP income from continuing operations to be between $39.9 million and $42.9 million, or $0.93 to $1.00 per diluted share.
Conference Call and Webcast
A conference call and live webcast will be held today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results and its outlook for the fourth quarter of 2016. We have also provided supplemental financial information to our results that can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com and filed with the SEC on Form 8-K. A replay of the call and management's prepared remarks will also be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the effect of current, pending and future legislation, regulation and regulatory actions, including the DOL rule; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; the condition of our cash investments; and the Company’s ability to control operating risks, information technology system risks and cybersecurity risks. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue:
Wealth management services revenue	$80,088	$—	$233,496	$—
Tax preparation services revenue	3,149	2,875	135,614	114,843
Total revenue	83,237	2,875	369,110	114,843
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	54,921	—	158,213	—
Tax preparation services cost of revenue	1,319	1,170	6,549	4,680
Amortization of acquired technology	49	1,911	765	5,636
Total cost of revenue (1)	56,289	3,081	165,527	10,316
Engineering and technology (1)	4,588	1,251	12,842	3,471
Sales and marketing (1)	11,965	2,113	75,715	42,824
General and administrative (1)	11,638	8,895	35,899	23,694
Depreciation	968	394	2,906	1,101
Amortization of other acquired intangible assets	8,297	3,195	24,929	9,566
Total operating expenses	93,745	18,929	317,818	90,972
Operating income (loss)	(10,508)	(16,054)	51,292	23,871
Other loss, net (2)	(11,453)	(3,080)	(29,883)	(9,109)
Income (loss) from continuing operations before income taxes	(21,961)	(19,134)	21,409	14,762
Income tax benefit (expense)	8,537	6,926	(8,899)	(5,144)
Income (loss) from continuing operations	(13,424)	(12,208)	12,510	9,618
Discontinued operations, net of income taxes	(40,528)	1,597	(57,981)	7,122
Net income (loss)	(53,952)	(10,611)	(45,471)	16,740
Net income attributable to noncontrolling interests	(167)	—	(426)	—
Net income (loss) attributable to Blucora, Inc.	$(54,119)	$(10,611)	$(45,897)	$16,740
Net income (loss) per share attributable to Blucora, Inc. - basic:
Continuing operations	$(0.33)	$(0.30)	$0.29	$0.23
Discontinued operations	(0.97)	0.04	(1.40)	0.18
Basic net income (loss) per share	$(1.30)	$(0.26)	$(1.11)	$0.41
Net income (loss) per share attributable to Blucora, Inc. - diluted:
Continuing operations	$(0.33)	$(0.30)	$0.29	$0.23
Discontinued operations	(0.97)	0.04	(1.37)	0.17
Diluted net income (loss) per share	$(1.30)	$(0.26)	$(1.08)	$0.40
Weighted average shares outstanding:
Basic	41,635	40,950	41,404	40,952
Diluted	41,635	40,950	42,329	41,911
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cost of revenue	$52	$23	$117	$71
Engineering and technology	434	112	1,167	336
Sales and marketing	661	230	1,688	610
General and administrative	2,217	1,709	7,644	4,957
Total stock-based compensation expense	$3,364	$2,074	$10,616	$5,974
(2) Other loss, net consisted of the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Interest income	$(18)	$(170)	$(54)	$(430)
Interest expense	7,824	2,203	25,396	6,833
Amortization of debt issuance costs	413	286	1,440	842
Accretion of debt discounts	1,099	975	3,599	2,873
(Gain) loss on debt extinguishment and modification expense	2,205	—	(641)	—
Gain on third party bankruptcy settlement	(84)	(224)	(128)	(1,066)
Other	14	10	271	57
Other loss, net	$11,453	$3,080	$29,883	$9,109

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$71,165	$55,473
Cash segregated under federal or other regulations	630	3,557
Available-for-sale investments	4,492	11,301
Accounts receivable, net of allowance	7,076	7,884
Commissions receivable	15,294	16,328
Other receivables	6,827	24,407
Prepaid expenses and other current assets, net	4,059	10,062
Current assets of discontinued operations	70,432	211,663
Total current assets	179,975	340,675
Long-term assets:
Property and equipment, net	10,711	11,308
Goodwill, net	549,582	548,959
Other intangible assets, net	370,640	396,295
Other long-term assets	3,380	2,311
Total long-term assets	934,313	958,873
Total assets	$1,114,288	$1,299,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,840	$4,689
Commissions and advisory fees payable	15,382	16,982
Accrued expenses and other current liabilities	11,446	13,006
Deferred revenue	9,139	11,521
Current portion of long-term debt, net	3,200	31,631
Current liabilities of discontinued operations	37,539	88,275
Total current liabilities	82,546	166,104
Long-term liabilities:
Long-term debt, net	283,801	353,850
Convertible senior notes, net	163,024	185,918
Deferred tax liability, net	104,236	103,520
Deferred revenue	2,479	1,902
Other long-term liabilities	11,233	10,932
Total long-term liabilities	564,773	656,122
Total liabilities	647,319	822,226

Redeemable noncontrolling interests	15,464	15,038

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,525,267	1,490,405
Accumulated deficit	(1,073,495)	(1,027,598)
Accumulated other comprehensive loss	(271)	(527)
Total stockholders’ equity	451,505	462,284
Total liabilities and stockholders’ equity	$1,114,288	$1,299,548

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2016	2015
Operating Activities:
Net income (loss)	$(45,471)	$16,740
Less: Discontinued operations, net of income taxes	(57,981)	7,122
Net income from continuing operations	12,510	9,618
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	10,616	5,974
Depreciation and amortization of acquired intangible assets	29,080	16,863
Excess tax benefits from stock-based award activity	(21,369)	(28,632)
Deferred income taxes	(12,484)	(25,194)
Amortization of premium on investments, net	164	1,250
Amortization of debt issuance costs	1,440	842
Accretion of debt discounts	3,599	2,873
Gain on debt extinguishment and modification expense	(641)	—
Revaluation of acquisition-related contingent consideration liability	391	—
Other	18	60
Cash provided (used) by changes in operating assets and liabilities:
Cash segregated under federal or other regulations	2,927	—
Accounts receivable	793	136
Commissions receivable	1,034	—
Other receivables	19,656	1,166
Prepaid expenses and other current assets	6,003	4,665
Other long-term assets	(1,174)	(63)
Accounts payable	1,151	4,930
Commissions and advisory fees payable	(1,600)	—
Deferred revenue	(1,805)	(1,691)
Accrued expenses and other current and long-term liabilities	19,786	28,149
Net cash provided by operating activities from continuing operations	70,095	20,946
Investing Activities:
Business acquisition, net of cash acquired	(1,788)	(1,740)
Purchases of property and equipment	(2,648)	(866)
Proceeds from sales of investments	—	16,507
Proceeds from maturities of investments	11,808	210,699
Purchases of investments	(5,147)	(209,112)
Net cash provided by investing activities from continuing operations	2,225	15,488
Financing Activities:
Repurchase of convertible notes	(20,667)	—
Repayment of credit facilities	(105,000)	(51,940)
Stock repurchases	—	(7,068)
Excess tax benefits from stock-based award activity	21,369	28,632
Proceeds from stock option exercises	1,141	2,374
Proceeds from issuance of stock through employee stock purchase plan	1,402	1,193
Tax payments from shares withheld for equity awards	(1,447)	(1,193)
Net cash used by financing activities from continuing operations	(103,202)	(28,002)
Net cash provided (used) by continuing operations	(30,882)	8,432

Net cash provided by operating activities from discontinued operations	10,836	6,138
Net cash provided (used) by investing activities from discontinued operations	43,230	(206)
Net cash used by financing activities from discontinued operations	(7,477)	(5,020)
Net cash provided by discontinued operations	46,589	912

Effect of exchange rate changes on cash and cash equivalents	(15)	(6)
Net increase in cash and cash equivalents	15,692	9,338
Cash and cash equivalents, beginning of period	55,473	41,968
Cash and cash equivalents, end of period	$71,165	$51,306

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue:
Wealth Management	$80,088	$—	$233,496	$—
Tax Preparation	3,149	2,875	135,614	114,843
Total revenue	83,237	2,875	369,110	114,843
Operating income (loss):
Wealth Management	11,628	—	32,458	—
Tax Preparation	(4,382)	(2,542)	72,987	61,493
Corporate-level activity (1)	(17,754)	(13,512)	(54,153)	(37,622)
Total operating income (loss)	(10,508)	(16,054)	51,292	23,871
Other loss, net	(11,453)	(3,080)	(29,883)	(9,109)
Income tax benefit (expense)	8,537	6,926	(8,899)	(5,144)
Discontinued operations, net of income taxes	(40,528)	1,597	(57,981)	7,122
Net income (loss)	$(53,952)	$(10,611)	$(45,471)	$16,740
(1) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating expenses	$4,907	$4,433	$14,066	$13,471
Stock-based compensation	3,364	2,074	10,616	5,974
Acquisition-related costs	—	1,314	391	1,314
Depreciation	1,137	585	3,386	1,661
Amortization of acquired intangible assets	8,346	5,106	25,694	15,202
Total corporate-level activity	$17,754	$13,512	$54,153	$37,622

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating income (loss) (2)	$(10,508)	$(16,054)	$51,292	$23,871
Stock-based compensation	3,364	2,074	10,616	5,974
Depreciation and amortization of acquired intangible assets	9,483	5,691	29,080	16,863
Acquisition-related costs	—	1,314	391	1,314
Adjusted EBITDA	$2,339	$(6,975)	$91,379	$48,022

Preliminary Non-GAAP Net Income (Loss) Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to Blucora, Inc.(2)	$(54,119)	$(10,611)	$(45,897)	$16,740
Discontinued operations, net of income taxes	40,528	(1,597)	57,981	(7,122)
Stock-based compensation	3,364	2,074	10,616	5,974
Amortization of acquired intangible assets	8,346	5,106	25,694	15,202
Accretion of debt discount on Convertible Senior Notes	901	975	2,749	2,873
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Acquisition-related costs	—	1,314	391	1,314
Impact of noncontrolling interests	167	—	426	—
Cash tax impact of adjustments to GAAP net income	(17)	(196)	244	(297)
Non-cash income tax (benefit) expense (1)	(9,312)	(6,984)	6,460	4,970
Non-GAAP net income (loss)	$(10,142)	$(9,919)	$52,568	$39,654

Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(1.30)	$(0.26)	$(1.08)	$0.40
Discontinued operations, net of income taxes	0.97	(0.04)	1.37	(0.17)
Stock-based compensation	0.08	0.05	0.25	0.14
Amortization of acquired intangible assets	0.21	0.13	0.60	0.37
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.06	0.07
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	—
Acquisition-related costs	—	0.03	0.01	0.03
Impact of noncontrolling interests	0.00	—	0.01	—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	0.01	(0.01)
Non-cash income tax (benefit) expense	(0.22)	(0.17)	0.15	0.12
Non-GAAP net income (loss)	$(0.24)	$(0.24)	$1.24	$0.95
Weighted average shares outstanding used in computing per diluted share amounts	41,635	40,950	42,329	41,911

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(As Reported and Pro Forma)
Preliminary Adjusted EBITDA Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Operating income (loss)	$(10,508)	$(10,277)	$51,292	$35,159
Stock-based compensation	3,364	3,379	10,616	9,557
Depreciation and amortization of acquired intangible assets	9,483	11,411	29,080	34,058
Acquisition-related costs	—	—	391	—
Adjusted EBITDA	$2,339	$4,513	$91,379	$78,774

Preliminary Non-GAAP Net Income (Loss) Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Net income (loss) attributable to Blucora, Inc.	$(54,119)	$(11,261)	$(45,897)	$9,479
Discontinued operations, net of income taxes	40,528	(1,597)	57,981	(7,122)
Stock-based compensation	3,364	3,379	10,616	9,557
Amortization of acquired intangible assets	8,346	10,243	25,694	30,613
Accretion of debt discount on Convertible Senior Notes	901	975	2,749	2,873
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Acquisition-related costs	—	—	391	—
Impact of noncontrolling interests	167	—	426	—
Cash tax impact of adjustments to GAAP net income	(17)	(100)	244	(300)
Non-cash income tax (benefit) expense	(9,312)	(8,600)	6,460	(174)
Non-GAAP net income (loss)	$(10,142)	$(6,961)	$52,568	$44,926

Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(1.30)	$(0.27)	$(1.08)	$0.23
Discontinued operations, net of income taxes	0.97	(0.04)	1.37	(0.17)
Stock-based compensation	0.08	0.08	0.25	0.23
Amortization of acquired intangible assets	0.21	0.25	0.60	0.73
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.06	0.07
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	—
Acquisition-related costs	—	—	0.01	—
Impact of noncontrolling interests	0.00	—	0.01	—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	0.01	(0.01)
Non-cash income tax (benefit) expense	(0.22)	(0.21)	0.15	(0.01)
Non-GAAP net income (loss)	$(0.24)	$(0.17)	$1.24	$1.07
Weighted average shares outstanding used in computing per diluted share amounts	41,635	40,950	42,329	41,911

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	December 31, 2016		December 31, 2016
Loss from continuing operations	$(17,700)	$(15,600)	$(5,200)	$(3,100)
Stock-based compensation	3,400	3,300	14,000	13,900
Depreciation and amortization of acquired intangible assets	9,600	9,500	38,700	38,600
Restructuring costs	5,200	4,400	5,200	4,400
Acquisition-related costs	—	—	400	400
Other loss, net (3)	9,800	9,500	39,700	39,400
Income tax benefit	(11,800)	(10,300)	(2,900)	(1,400)
Adjusted EBITDA	$(1,500)	$800	$89,900	$92,200
Preliminary Non-GAAP Income (Loss) from Continuing Operations Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	December 31, 2016		December 31, 2016
Loss from continuing operations	$(17,700)	$(15,600)	$(5,200)	$(3,100)
Stock-based compensation	3,400	3,300	14,000	13,900
Amortization of acquired intangible assets	8,400	8,400	34,100	34,100
Accretion of debt discount on Convertible Senior Notes	900	900	3,700	3,700
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,600	1,600
Gain on Convertible Senior Notes repurchased	—	—	(7,700)	(7,700)
Restructuring costs	5,200	4,400	5,200	4,400
Acquisition-related costs	—	—	400	400
Cash tax impact of adjustments to loss from continuing operations	—	—	200	200
Non-cash income tax benefit	(12,900)	(11,100)	(6,400)	(4,600)
Non-GAAP income (loss) from continuing operations	$(12,700)	$(9,700)	$39,900	$42,900

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, and acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs include professional fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The HD Vest acquisition closed in the fourth quarter of 2015 and resulted in significant transaction costs. The SimpleTax acquisition included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016. We define Adjusted EBITDA as operating income (loss), determined in accordance with GAAP, excluding the effects of depreciation, amortization of acquired intangible assets (including acquired technology), stock-based compensation, and acquisition-related costs.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, and acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs are described further under the first paragraph in this note (1). For this report, we define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes, gain on Convertible Senior Notes repurchased, acquisition-related costs, discontinued operations, the impact of noncontrolling interests, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, gain/loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.